Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated January 21, 2026 relating to the Class B Common Stock, par value $0.001 per share, of DOMO, INC. shall be filed on behalf of the undersigned.

RPD FUND MANAGEMENT LLC By: /s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

RPD OPPORTUNITY LLC By: /s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

RPD OPPORTUNITY FUND LP By: RPD Opportunity LLC, its general partner By: /s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

AHMET H. OKUMUS By: /s/ Ahmet H. Okumus